[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

MAYO FOUNDATION FOR MEDICAL EDUCATION AND RESEARCH
PATENT LICENSE AGREEMENT
This patent license agreement (“Agreement”) is by and between Mayo Foundation for Medical Education and Research, a Minnesota charitable corporation, located at 200 First Street SW, Rochester, Minnesota 55905-0001 (“MAYO”), and Evelo Biosciences, Inc. (“COMPANY”), a Delaware corporation, having a place of business at 620 Memorial Drive, Suite 200 West, Cambridge, Massachusetts 02139, each a “Party,” and collectively “Parties”.
WHEREAS, MAYO desires to make its intellectual and tangible property rights available for the development and commercialization of products, methods and processes for public use and benefit;
WHEREAS, COMPANY represents itself as being knowledgeable in developing and commercializing therapeutic technologies based on oral administration of bacteria; and
WHEREAS, MAYO is willing to grant and COMPANY is willing to accept an exclusive license under such rights for the purpose of developing such technology.
NOW THEREFORE, in consideration of the foregoing and the terms and conditions set forth below, the Parties hereby agree as follows:
Article 1.00 – Definitions
For purposes of this Agreement, the terms defined in this Article will have the meaning specified and will be applicable both to the singular and plural forms:
1.01For MAYO, “Affiliate”: any corporation or other entity within the same “controlled group of corporations” as MAYO or its parent MAYO Clinic. For purposes of this definition, the term “controlled group of corporations” will have the same definition as Section 1563 of the Internal Revenue Code as of November 10, 1998, but will include corporations or other entities which if not a stock corporation, more than fifty percent (50%) of the board of directors or other governing body of such corporation or other entity is controlled by a corporation within the controlled group of corporations of MAYO or Mayo Clinic. MAYO’s Affiliates include, but are not limited to: Mayo Clinic; Mayo Collaborative Services, LLC; Mayo Clinic Hospital, Rochester; Mayo Clinic Florida; Mayo Clinic Arizona; and its Mayo Clinic Health System entities.
For COMPANY, “Affiliate”: any corporation or other entity that controls, is controlled by, or is under common control with, COMPANY. For purposes of this definition, “control” means ownership of: (a) at least fifty percent (50%) or the maximum percentage, if less than fifty percent (50%), as allowed by applicable law, of the outstanding voting securities of such entity; or (b) at least fifty percent (50%) of the decision-making authority of such entity.
1.02“Confidential Information”: all proprietary unpublished or nonpublic information or materials including, but not limited to, written, oral or virtually presented information and such items as electronic media products, trade secrets, financial information, equipment, databases and the like provided by one Party to the other under this Agreement, or which is observed by a Party while on the other Party’s premises. Confidential Information does not include any information

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.
or material that receiving party evidences is: (a) already known to the receiving party at the time of disclosure (other than from the disclosing party); (b) publicly known other than through acts or omissions of the receiving party; (c) disclosed to the receiving party by a third party who was not and is not under any obligation of confidentiality; or (d) independently developed by employees of the receiving party without knowledge of or access to the Confidential Information.
1.03“Effective Date”: August 6, 2017.
1.04“Field”: All uses
1.05“Know-How”: research and development information, materials, technical data, unpatented inventions, trade secrets, know-how and supportive information of Joseph A. Murray, M.D., Eric V. Marietta, Ph.D., Susan H. Barton, M.D., Veena Taneja, Ph.D. and Ashutosh Mangalam, Ph.D., owned and controlled by MAYO as of the Effective Date, to the extent it is necessary for the development or manufacture of a Licensed Product ([***]). For clarity, “materials” herein shall not mean Licensed Materials defined herein.
1.06“Licensed Product”: any product or process that: (a) incorporates a composition, or is made by a method, or that entails use of a method or which infringes an issued claim of the Patent Rights, or that would infringe but for the exception in 35 U.S.C. §271(e)(1), or similar exception in the United States or other countries, or that is covered by a Valid Claim of the Licensed Patents, or (b) incorporates, utilizes, or is derived from the Know-How or Licensed Materials.
1.07“Licensed Materials”: means Prevotella histicola strain B-50329 and any progeny and derivatives thereof.
1.08“Net Sales”: shall mean the amounts invoiced from the sale of Licensed Product by COMPANY, its Affiliates or a Sublicensee to any third parties, in accordance with generally accepted accounting principles, less the following deductions:
(a)Allowances and rebates actually paid, granted or accrued, including rejections, damaged or defective goods, returns, recalls, retroactive price reductions, rebates, charge backs and prompt payment and volume discounts, billing errors, reimbursements or similar payments to wholesalers or other distributors, buying groups health insurance carriers or other institutions, pharmacy benefit management companies, health maintenance organizations or any governmental or regulatory authority or agency (including their purchasers and/or reimbursers), adjustments from consumer discount programs; and
(b)In the event gross sales includes freight, transportation, packing, handling, storage fees, governmental duties relating to sales or taxes and/or insurance charges associated with transportation, such amounts will be deducted to calculate Net Sales subject to Royalty. When such fees are invoiced separately, these amounts will be excluded from any gross to Net Sales calculations.
(c)Taxes based on sales when included in gross sales, duties and other governmental charges (including value added tax), but not taxes assessed on income derived from such sales.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.
(d)Any invoiced amounts that are not collected by Company and its Licensed Entities, including bad debts relating to such Licensed Products, provided such deductions for uncollected amounts or bad debts may not exceed [***] of Net Sales in any one year. Company will provide Mayo with documentation upon request of such write-offs of uncollected amounts or bad debts.
Net Sales accrues with the first of delivery or invoice.
In the event that a Licensed Product is sold in combination with another product that is not a Licensed Product (“Combination Product”), Net Sales, for purposes of royalty payments on the Combination Product, shall be calculated by multiplying the Net Sales on sale of that combination by the fraction A/B, where A is the gross selling price of the Licensed Product sold separately and B is the gross selling price of the Combination Product. In the event that no such separate sales are made by the COMPANY, Net Sales for royalty determination shall be calculated by multiplying Net Sales of the combination by the fraction C/(C+D) where C is the fully allocated cost of the Licensed Product and D is the fully allocated cost of other components, such standard costs being determined using the COMPANY’s standard accounting procedures.
For the avoidance of doubt, Net Sales shall not include sales by Company to its Affiliates or a Sublicensee for resale, provided that if Company sells a Licensed Product to an Affiliate or a Sublicensee for resale, Net Sales shall include the amounts invoiced by such Affiliate or Sublicensee, to third parties on the resale of such Licensed Product subject to the deductions above.
1.09“Non-commercial Research Purpose”: means the use of Licensed Patents or Licensed Material or both for academic research, education, or other not-for-profit scholarly purposes which are undertaken at a non-profit or government institution. For clarity, Non-Commercial Research Purposes excludes use in humans.
1.10“Patent Rights”: means, to the extent owned and/or controlled by Mayo: (i) the patents and patent applications listed on Schedule A attached hereto, including all divisions, continuations, foreign counterparts, and any patents which may issue from such patent applications and any reexamination, reissues, substitutions, extensions of or to or supplementary protection certificates referencing any such patents or patent applications; and (ii) any claims in continuations-in-part of any of the foregoing to the extent such claims are fully supported under 35 U.S.C. §112 by the patents and/or patent applications in (i) above.
1.11“Sublicensee”: any third party or any Affiliate to whom COMPANY has conveyed rights or the forbearance of suit under the Patent Rights, Know-How or Licensed Materials.
1.12“Term”: begins on the Effective Date and ends, subject to Article 10 (Term and Termination), upon the date of the last to expire of the Patent Rights, unless the Know-How or Licensed Materials are still in use, or were used such that Section 3.04 (Earned Royalties) and Article 4 (Accounting and Reports) still apply, in which case the Term shall end upon the date of the satisfaction of these provisions.
1.13“Territory”: worldwide.
1.14“Valid Claim”: A claim of (a) a pending patent application within the Patent Rights that has not been pending for more than ten (10) years from its earliest priority date, or (b) an issued claim of any unexpired Patent Rights or a claim of any pending Patent Rights that have not been

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.
held unenforceable, unpatentable, or invalid by a decision of a court or governmental body of competent jurisdiction in a ruling that is unappealable or unappealed within the time allowed for appeal, and that has not been disclaimed or admitted to be invalid or unenforceable through reissue, re-examination, disclaimer or otherwise.
Article 2.00– Grant of Rights
2.01GRANT. Subject to the terms and conditions of this Agreement, MAYO grants to COMPANY: (a) an exclusive license with the right to sublicense, within the Field and Territory, under the Patent Rights to make, have made, use, offer for sale, sell, and import Licensed Products; and (b) an exclusive license, with the right to sublicense, within the Field and Territory, to use the Licensed Materials to develop, make, have made, use, offer for sale, sell, and import Licensed Products; and (c) a nonexclusive license within the Field and Territory, to use the Know-How to develop, make, have made, use, offer for sale, sell, and import Licensed Products.
To facilitate the practice of the license granted to COMPANY, during the [***] following the last signature hereto, MAYO will deliver to COMPANY the Licensed Materials and provide physical and electronic documents embodying the Know How. In addition, MAYO shall provide reasonable access to knowledgeable personnel to transfer Know-How or Licensed Materials to COMPANY and enable its use by the COMPANY, but in no event shall MAYO be required to provide any Know-How or Licensed Materials in tangible form if it does not exist in tangible form as of the Effective Date, and in no event shall MAYO be required to provide more than forty-eight (48) hours of service of such access.
2.02RESERVATION OF RIGHTS. COMPANY acknowledges that the inventions claimed in the Patent Rights were made with funds provided by the U.S. Government. All rights granted to COMPANY herein are subject to: (a) the rights and obligations to and requirements of the U.S. government set forth in 35 U.S.C. §§200 et al., 37 C.F.R. Part 401 et al. (“Bayh-Dole Act”); and (b) MAYO’s and its Affiliates’ reserved, irrevocable, noncommercial, internal right to practice and have practiced the Patent Rights and Licensed Material in connection with MAYO’s and its Affiliates’ Non-commercial Research Purpose, including MAYO’s reference laboratory, Mayo Collaborative Services, LLC, and Mayo Clinic Care Network. COMPANY agrees to comply with the provisions of the Bayh-Dole Act, including promptly providing to MAYO with information requested to enable MAYO to meet its compliance requirements and substantially manufacturing Licensed Product in the U.S to the extent required by 35 U.S.C. § 204. For clarity, Non-commercial Research Purposes excludes use in humans.
2.03NO OTHER RIGHTS GRANTED. This Agreement does not grant any right, title or interest in or to any tangible or intangible property right of MAYO or its Affiliates, including any improvements thereon, or to any Patent Rights or Know-How or Licensed Materials outside the Field or Territory that is not expressly stated in Section 2.01 (Grant). All such rights, titles and interests are expressly reserved by MAYO and COMPANY agrees that in no event will this Agreement be construed as a sale, an assignment or an implied license by MAYO or its Affiliates to COMPANY of any such tangible or intangible property rights.
2.04SUBLICENSES. Any sublicense by COMPANY shall be to a Sublicensee that agrees in writing to be bound by substantially the same terms and conditions of this Agreement, excluding financial terms and conditions, or such sublicense shall be null and void. Sublicenses granted by COMPANY hereunder may be transferable, including by further sublicensing, delegatable or assignable. COMPANY will notify MAYO within [***] after the grant of any Sublicense and

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.
provide MAYO with a copy of each sublicense agreement promptly after execution; provided such Sublicense may be redacted to delete any terms that are not material to compliance with this Agreement. COMPANY is responsible for the performance of all Sublicensees as if such performance were carried out by COMPANY itself, including the payment of any royalties or other payments provided for hereunder triggered by such Sublicense, regardless of whether the terms of any sublicense require that Sublicensee pay such amounts (such as in a fully paid-up license) to COMPANY or that such amounts be paid by the Sublicensee directly to MAYO. Each sublicense agreement shall name MAYO as a third party beneficiary; provided, MAYO may only exercise its rights as a third party beneficiary if COMPANY has failed to take steps to correct any breach by a Sublicensee identified by MAYO. COMPANY shall not grant any fully-paid up, royalty-free or exclusive sublicenses without MAYO’s prior written consent; provided, COMPANY and its Sublicensees may grant sublicenses, with MAYO’s consent, to third parties performing contract services on behalf of the COMPANY with regard to Licensed Products, e.g, pre-clinical toxicology, manufacturing, clinical trial conduct, etc. In the event of any termination of this Agreement, any Sublicensee that is not then in material breach of this Agreement shall have the right to retain its sublicense to the Patent Rights, Know How and Licensed Materials by providing notice to MAYO, and in such event any Sublicensee shall pay directly to MAYO any amounts that would be due to MAYO from COMPANY hereunder for activities conducted by such Sublicensee.
Article 3.00– Royalties
3.01UP-FRONT. Within [***] of the Effective Date, COMPANY will make a nonrefundable and noncreditable up-front payment to MAYO of TWO HUNDRED AND TWENTY-FIVE THOUSAND DOLLARS (US $225,000) for entering into this agreement.
3.02ANNUAL LICENSE MAINTENANCE FEE. Beginning on the second anniversary of the Effective Date and continuing for the term of this Agreement, COMPANY will pay to MAYO Annual License Maintenances fees on the applicable anniversary of the Effective Date. The first License Maintenance fee payment will be [***]. The Annual License Maintenance fee due in subsequent years will be [***]. Annual License Maintenance Fees shall not be due in any year where the aggregate amount of the Milestone Fees and Earned Royalties are greater than the applicable Annual License Maintenance Fee. If in any year during the Term the aggregate amount of the Milestone Fees and Earned Royalties payments made during such year is less than the applicable Annual License Maintenance Fee for such year (a “Shortfall”), then COMPANY shall make an Annual License Maintenance Fee payment to MAYO in the amount of the Shortfall together with the Milestone Fees and Earned Royalty payment for such year.
3.03MILESTONE FEES. COMPANY will pay the following nonrefundable and noncreditable milestone fees to MAYO upon the achievement each of the following events:

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

	Event	Milestone Payment
1.	Completion of all GLP toxicology studies necessary to file an IND	[***]
2.	Commencement of the first human testing of the first Licensed Product (first person, first dose). For clarity, this includes a healthy volunteer study.	[***]
3.	Completion of the first human testing of the first Licensed Product	[***]
4.	First patient dosed in the first Phase III Clinical Trial for the first Licensed Product	[***]
5.	First Commercial Sale (first indication) of Licensed Product in the US	[***]
6.	BLA approval for a second indication of each Licensed Product by the FDA	[***]
7.	Upon reaching US Net Sales of Licensed Product of over [***] in one calendar year	[***]

Each milestone payment shall be payable only once, upon the first occurrence of the corresponding milestone event, whether achieved by the same or a different Licensed Product than had achieved any other milestone event, except that milestones 5 and 6 are payable not more than twice regardless of how many Licensed Products achieve these milestones.
As used herein: “Completion” means with respect to milestone 1, completion of the final reports of such studies; “Commencement” means with respect to milestone 2, first dosing of the first human subject; “Completion” means with respect to milestone 3, lock of the trial database; “Phase III Clinical Trial” means with respect to milestone 4, a human clinical study of a biopharmaceutical product, the design of which is acknowledged by the FDA to be sufficient for such clinical study to satisfy the requirements of 21 C.F.R. 312.21(c) (as amended or any replacement thereof), or a similar human clinical study prescribed by the regulatory authority in a country other than the United States of America, the design of which is acknowledged by such regulatory authority to be sufficient for such clinical study to satisfy the requirements of a pivotal efficacy and safety clinical study; and “First Commercial Sale” means with respect to milestone 5, with respect to a particular Licensed Product, the first commercial sale in an arms-length transaction of such Product by COMPANY, its Affiliates or its Sublicensees to a Third Party in a country in the Territory after receipt of all regulatory approvals (including without limitation, pricing approvals) for such Licensed Product in such country, provided, however, that the First Commercial Sale shall not include any transfer of a Licensed Product (i) between or among COMPANY and its Affiliates or its Sublicensees for resale to a Third Party, or (ii) Licensed Products sold or distributed for clinical studies, compassionate use, named patient programs, sales under a treatment IND, non-registrational studies or other circumstances where any Licensed Product(s) are sold at cost or supplied without charge, such as promotional samples, or donations (e.g., to not for profit institutions for non-commercial purposes).

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.
3.04EARNED ROYALTIES. Subject to Section 3.06, COMPANY shall pay MAYO a nonrefundable and noncreditable tiered royalty of the Net Sales of the Licensed Product sold by COMPANY, on a Licensed Product by Licensed Product basis (“Earned Royalties”), as follows:
(a)Valid Claims Royalty: In country(ies) in which a Licensed Product is covered by a Valid Claim, COMPANY will pay to MAYO:
(i)[***] on the portion of annual Net Sales that are less than [***]
(ii)[***] on the portion of annual Net Sales that are between [***]
(iii)[***] on the portion of annual Net Sales that are greater than [***]
(b)Licensed Material Royalty: In country(ies) in which a Licensed Product is not covered by a Valid Claim, but includes Licensed Material, COMPANY will pay to MAYO:
(i)[***] on the portion of annual Net Sales that are less than [***]
(ii)[***] on the portion of annual Net Sales that are between [***]
(iii)[***] on the portion of annual Net Sales that are greater than [***]
In no event will a Licensed Material Royalty be due for any Net Sales after fifteen (15) years from the First Commercial Sale of the applicable Licensed Product, on a country-by-country basis and Licensed Product-by-Licensed Product basis.
The Earned Royalties are payable as described in Section 4.01 (Reports and Payments). Licensed Products transferred to MAYO or its Affiliates are not considered transfers for purposes of determining Net Sales or for calculating Earned Royalties. No Earned Royalties are due MAYO on transfers to MAYO or MAYO Affiliates. Earned Royalties subject to Section 3.04(a) above shall terminate on a Licensed Product-by-Licensed Product and country-by-country basis upon the first date when there is no longer a Valid Claim covering such Licensed Product in the country where such Product is made or sold.
3.05ROYALTY STACKING. If COMPANY is a party to a license agreement with any third party under which COMPANY obtains a license for intellectual property or technology required for the manufacture, use or sale of a Licensed Product and the total royalty due in the aggregate to one or more third parties exceeds [***], then COMPANY may reduce the Earned Royalties due to MAYO pursuant to Section 3.04 (Earned Royalties) on such Licensed Product (on a product-by-product basis) by [***] of the amounts that are payable to such third party; provided, however, that in no event will the Earned Royalties otherwise due under Section 3.04 (Earned Royalties) be reduced to less than [***] of the Earned Royalties that would otherwise be payable to MAYO pursuant to Section 3.04 (Earned Royalties) by operation of the foregoing reduction. For the avoidance of doubt, the Earned Royalties otherwise due under Section 3.04 (Earned

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.
Royalties) be not be reduced to more than [***] regardless of the number of additional licenses to which COMPANY is a party. COMPANY agrees to notify MAYO immediately if COMPANY enters into any additional license(s) with a third party or parties that would affect the Earned Royalty amount received by MAYO.
3.06NO MULTIPLE ROYALTIES. If a Licensed Product is covered by more than one patent or patent application within the Patent Rights or a Valid Claim and uses Licensed Materials, multiple royalties shall not be due. Net Sales shall not be counted for both a Valid Claims Royalty and a Licensed Material Royalty.
3.07[***]. MAYO may, at its sole option, purchase the Licensed Product for use within MAYO’s and its Affiliates’ educational research, and clinical programs in any quantity at [***] offered by COMPANY to any third party for the applicable Licensed Product. The [***] will be determined on each January 1st and will be reported to MAYO with the report due February 1st pursuant to Section 4.01 (Reports and Payment), and will apply for the 12-month period starting March 1st of such year. COMPANY will also report such sales to MAYO as part of the royalty report described in Section 3.04 (Earned Royalties), however, pursuant to Section 3.04 (Earned Royalties), no royalties are due on sales to MAYO or MAYO Affiliates.
3.08TAXES. COMPANY is responsible for all taxes, duties, import duties, assessments and other governmental charges, however designated, which are now or hereafter imposed by any authority on COMPANY: (a) by reason of the performance by MAYO of its obligations under this Agreement, or the payment of any amounts by COMPANY to MAYO under this Agreement; (b) based on the Patent Rights; or (c) related to use, sale or importation of the Licensed Product. The parties acknowledge that MAYO is a U.S. not-for profit entity and is not expected to have any tax liability, and shall provide to COMPANY a tax certificate reflecting its not for profit status. If COMPANY is nevertheless required by law to withhold on remittance of the royalty payments, COMPANY shall PAY to MAYO amounts which shall result in the net amount being received by MAYO being equal to the amount which would have been received by MAYO had no such deduction or withholding been made. In any such case, COMPANY will provide MAYO with reasonable assistance, at MAYO’s expense, in obtaining, any tax reduction (including avoidance of double taxation), tax refund or tax exemption available to MAYO by treaty or otherwise.
3.09U.S. CURRENCY. All payments to MAYO under this Agreement will be made by draft drawn on a U.S. bank, and payable in U.S. dollars. In the event that conversion from foreign currency is required in calculating a payment under this Agreement, the exchange rate used shall be the Interbank rate quoted by US Bank at the end of the last business day of the quarter in which the payment accrued.
3.10OVERDUE PAYMENTS. If overdue, the payments due under this Agreement shall bear interest until paid at a per annum rate of [***] in effect at US Bank on the due date. MAYO shall be entitled to recover, in addition to all other remedies, reasonable attorneys’ fees and costs related to the administration or enforcement of this Agreement, including collection of payments, following COMPANY’s such failure to pay. The acceptance of any payment, including such interest, shall not foreclose MAYO from exercising any other right or seeking any other remedy that it may have as a consequence of the failure of COMPANY to make any payment when due.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.
Article 4.00– Accounting and Reports
4.01REPORTS AND PAYMENT. Commencing with the First Commercial Sale of a Licensed Product, COMPANY will deliver to MAYO on or before the following dates: 1 August, a written report setting forth a full accounting showing how any amounts due to MAYO for the preceding calendar year have been calculated as provided in this Agreement, including an accounting of total Net Sales with a reporting of any applicable foreign exchange rates, deductions, allowances, and charges and any payments due from Sublicensees. Each report will include product names, part numbers and quantity sold for each country in which the Licensed Product was sold. Furthermore, the report will include detailed information about Licensed Products sold to MAYO or MAYO Affiliates at cost, pursuant to Section 3.04 (Earned Royalties) or 3.07 ([***]). If no Licensed Product transfers have occurred and no other amounts are due to MAYO, COMPANY will submit a report so stating. Each such report will be accompanied by the payment of all amounts due for such calendar year.
4.02ACCOUNTING. COMPANY will, throughout the Term, keep complete, continuous, true and accurate books of accounts and records sufficient to support and verify the calculation of Net Sales, all royalties and any other amount believed due and payable to MAYO under this Agreement. Such books and records will be open once per year during COMPANY’s ordinary business hours for inspection by a nationally recognized accounting firm selected by MAYO for audit and verification of royalty statements under this Agreement. The MAYO representative will be required to enter into a written confidentiality agreement with the COMPANY and will be a firm reasonably acceptable to COMPANY. MAYO will provide to the COMPANY a copy of any report by the accounting firm that concludes that any underpayment occurred, along with supporting documentation. In the event such audit reveals an underpayment by COMPANY in any year, and COMPANY does not reasonably dispute such conclusion, COMPANY will within [***] pay the amount underpaid royalty due in excess of the royalty actually paid. In the event the audit reveals an underpayment by COMPANY of more than [***] of the amount due to MAYO in any year, COMPANY will pay interest on the royalty due in excess of the royalty actually paid at the highest rate then permitted by law and COMPANY will pay all of MAYO’s costs in conducting the audit.
Article 5.00– Diligence
5.01DEVELOPMENT PLAN. COMPANY will make commercially reasonable efforts to bring Licensed Products to market in the Field in the Territory. COMPANY has provided MAYO with a development plan that describes how COMPANY intends to bring Licensed Products to market, attached to this Agreement as Schedule B, Development Plan, incorporated herein by reference. The Development Plan is subject to reasonable revision by Evelo based on data and results generated in development of Licensed Products. Activities conducted by the COMPANY and its Affiliates and Sublicensees shall be treated as efforts by the Company in determining compliance with this Section 5.
5.02DILIGENCE REPORTS. COMPANY will provide MAYO with annual reports within [***] of each anniversary of the Effective Date describing in detail: (a) as of that reporting period, all development and marketing activities for the Licensed Product and the names of all Sublicensees, including which of the Sublicensees are Affiliates. MAYO shall have the right to audit COMPANY’s and Sublicensees’ records relating to development of Licensed Products. The foregoing Diligence Report obligations will terminate upon first commercial sale of a Licensed Product.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.
Article 6.00– Intellectual Property Management
6.01CONTROL. MAYO will have the responsibility to prepare, file, prosecute, abandon, or otherwise handle the Patent Rights with prior advice and comment from COMPANY. COMPANY shall pay all costs and expenses associated with the filing, prosecution and maintenance of the Patent Rights, whether arising before or during the Term; provided, COMPANY may with [***] prior written notice to MAYO discontinue its financial support for such activities with respect to any patent application or patent within the Patent Rights, and in such case, the COMPANY’s license to the applicable patent or patent application shall terminate. Unless otherwise agreed by the parties in writing, MAYO shall have sole control over the protection, defense, enforcement, maintenance, abandonment and other handling of the Know-How and Licensed Materials. Provided that MAYO considers COMPANY’s comments in good faith, MAYO will have no liability to COMPANY for any act or omission in the preparation, filing, prosecution, maintenance, abandonment, or other handling of the Patent Rights, Know-How and Licensed Materials.
6.02ENFORCEMENT. If COMPANY becomes aware of a third party infringement of any unexpired claim within the Patent Rights, COMPANY will promptly provide MAYO with written notice and if possible provide MAYO the available information supporting that infringement has occurred. The parties shall discuss in good faith whether the article infringes one more claims of the Patent Rights. COMPANY will have the first right, but not the obligation to assert the Patent Rights against any such infringement, using counsel of its choice, and at its expense. MAYO shall not be required to join such action unless it has agreed to do so in writing prior to the commencement thereof, or unless a necessary party, but in all cases MAYO shall reasonably cooperate in any such proceeding if requested to do so by COMPANY and at COMPANY’S expense. In the event of any recovery in such an action, COMPANY may first recover its costs and expenses, and any remainder shall be treated as Net Sales. In the event that COMPANY does not choose to assert the Patent Rights against any such infringement, COMPANY will provide written notice to MAYO advising of COMPANY’s decision and, at MAYO’s request, the parties shall discuss COMPANY’s strategy to protect revenues from the sale of Licensed Products.
6.03PATENT TERM EXTENSION. MAYO shall consult with COMPANY in selecting the patent covering each Licensed Product for patent term extension for or supplementary protection certificate under in accordance with the applicable laws of any country; provided, COMPANY shall have the first right to decide as to whether a patent term extension shall be sought for any patent within the Patent Rights with regard to a particular Licensed Product. If COMPANY declines to pursue and pay a patent term extension and MAYO decides to pay for the patent term extension, COMPANY’S license to the Patent Rights shall terminate. Each Party agrees to execute any documents and to take any additional actions as the other Party may reasonably request in connection therewith. For the avoidance of doubt, the Company shall have the right, at its discretion, whether to elect to seek patent term restoration for any Licensed Patent in any country.
6.04PATENT MARKING. To the extent commercially feasible, COMPANY will mark all Licensed Products that are manufactured or sold under this Agreement with the number of each issued patent within the Patent Rights that cover such Licensed Product(s). Any such marking will be in conformance with the patent laws and other laws of the country of manufacture or sale.
6.05DEFENSE. COMPANY will have the first right, but not the obligation, to take any measures deemed appropriate by COMPANY, regarding (a) challenges to the Patent Rights

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.
(including interferences, inter partes review, post grant review, cover business method, ex parte examination, or derivation proceedings in the U.S. Patent and Trademark Office and oppositions in foreign jurisdictions) and (b) defense of the Patent Rights (including declaratory judgment actions) at COMPANY’s expense.
6.06THIRD PARTY LITIGATION. In the event a third party institutes a suit against COMPANY for patent infringement involving a Licensed Product, COMPANY will promptly inform MAYO and keep MAYO regularly informed of the proceedings. COMPANY agrees to indemnify, defend and hold harmless MAYO for any claims, demands or law suits related thereto.
Article 7.00– Use of Name
7.01USE OF NAME AND LOGO. Except as permitted by Section 8.03, COMPANY will not use for publicity, promotion or otherwise, any logo, name, trade name, service mark or trademark of MAYO or its Affiliates, including, but not limited to, the terms “MAYO®,” “MAYO Clinic®” and the triple shield MAYO logo, or any simulation, abbreviation or adaptation of the same, or the name of any MAYO employee or agent, without MAYO’s prior, written, express consent. MAYO may withhold such consent in MAYO’s absolute discretion. With regard to the use of MAYO’s name, all requests for approval pursuant to this Section must be submitted to the [***], at the following e-mail address: [***] at least five (5) business days prior to the date on which a response is needed.
Article 8.00– Confidentiality
8.01TREATMENT OF CONFIDENTIAL INFORMATION. Except as provided for in Section 8.02 (Right to Disclose), neither Party will disclose, use or otherwise make available the other’s Confidential Information during the Term and for three (3) years thereafter and will use at least the same degree of care it employs to protect its own confidential information.
8.02RIGHT TO DISCLOSE.
(a)To the extent it is reasonably necessary or appropriate to fulfill its obligations or exercise its rights under this Agreement, COMPANY may disclose Confidential Information of MAYO to its Sublicensees, consultants, and outside contractors and potential investors and business partners on the condition that each such entity or person agrees to obligations of confidentiality and non-use at least as stringent as those herein.
(b)To the extent it is reasonably necessary or appropriate to fulfill its obligations or exercise its rights under this Agreement, MAYO may disclose Confidential Information of COMPANY to its consultants and outside contractors on the condition that each such entity agrees to obligations of confidentiality and non-use at least as stringent as those herein.
(c)If a Party is required by law, regulation or court order to disclose any of the Confidential Information, it will have the right to do so, provided it: (i) promptly notifies the disclosing Party; and (ii) reasonably assists the disclosing Party to obtain a protective order or other remedy of disclosing Party’s election and at disclosing Party’s expense, and only disclose the minimum amount necessary to satisfy such obligation.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.
8.03CONFIDENTIALITY OF AGREEMENTS. Except as otherwise required by law, the specific terms and conditions of this Agreement shall be Confidential Information but the existence of this Agreement will not be Confidential Information and the Parties may state that COMPANY is licensed under the Patent Rights.
Article 9.00– Warranties, Representations, Disclaimers and Indemnification
9.01REPRESENTATIONS AND WARRANTIES OF COMPANY. COMPANY warrants and represents to MAYO that:
(a)it is engaged in the development, production, quality control, service, manufacture, marketing and sales of products similar to the subject matter of the Patent Rights, and that it will commit itself to a thorough, vigorous and diligent program of developing and marketing the Licensed Products;
(b)it has independently evaluated the Patent Rights, Know-How and Licensed Materials and Confidential Information, if any, their applicability or utility in COMPANY’s activities, is entering into this Agreement on the basis of its own evaluation and not in reliance of any representation by MAYO, and assumes all risk and liability in connection with such determination;
(c)it now maintains and will continue to maintain throughout the Term and beyond insurance coverage as set forth in Section 9.03 (Indemnification and Insurance) and that such insurance coverage sufficiently covers the MAYO Indemnitees;
(d)the execution and delivery of this Agreement has been duly authorized and no further approval, corporate or otherwise, is required in order to execute this binding Agreement;
(e)it shall comply and require its Sublicensees to comply with all applicable international, national and state laws, ordinances and regulations in its performance under this Agreement; and
(f)its rights and obligations under this Agreement do not conflict with any contractual obligation or court or administrative order by which it is bound.
9.02REPRESENTATIONS, WARRANTIES AND COVENANTS OF MAYO. MAYO represents and warrants that:
(a)It is a not for profit entity, validly existing and in good standing under the laws of Minnesota;
(b)to the best of Mayo Clinic Ventures knowledge as of the Effective Date, except for the rights retained by the US government, MAYO is the sole and exclusive owner of the Patent Rights, Licensed Materials and Know How;
(c)the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of MAYO, and no further approval, corporate or otherwise is required to enter this binding Agreement; and

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.
(d)to the best of Mayo Clinic Ventures knowledge as of the Effective Date, it has not granted any right, license or interest in or to the Patent Rights or Licensed Materials, or any portion thereof, inconsistent with the licenses granted to the Company in this Agreement.
9.03DISCLAIMERS.
(a)EXCEPT AS EXPRESSLY PROVIDED IN SECTION 9.02, MAYO HAS NOT MADE AND DOES NOT MAKE ANY PROMISES, COVENANTS, GUARANTEES, REPRESENTATIONS OR WARRANTIES OF ANY NATURE, DIRECTLY OR INDIRECTLY, EXPRESS, STATUTORY OR IMPLIED, INCLUDING WITHOUT LIMITATION, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, SUITABILITY, DURABILITY, CONDITION, QUALITY OR ANY OTHER CHARACTERISTIC OF THE PATENT RIGHTS, KNOW-HOW, LICENSED MATERIALS OR CONFIDENTIAL INFORMATION.
(b)EXCEPT AS EXPRESSLY PROVIDED IN SECTION 9.02, THE PATENT RIGHTS, KNOW-HOW, LICENSED MATERIALS AND CONFIDENTIAL INFORMATION ARE PROVIDED “AS IS,” “WITH ALL FAULTS” AND “WITH ALL DEFECTS,” AND COMPANY EXPRESSLY WAIVES ALL RIGHTS TO MAKE ANY CLAIM WHATSOEVER AGAINST MAYO FOR MISREPRESENTATION OR FOR BREACH OF PROMISE, GUARANTEE, REPRESENTATION OR WARRANTY OF ANY KIND RELATING TO THE PATENT RIGHTS, KNOW-HOW, LICENSED MATERIALS OR CONFIDENTIAL INFORMATION. MAYO EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTIES ARISING FROM ANY COURSE OF DEALING, USAGE OR TRADE PRACTICE, WITH RESPECT TO: THE SCOPE, VALIDITY OR ENFORCEABILITY OF THE PATENT RIGHTS, KNOW-HOW, LICENSED MATERIALS AND CONFIDENTIAL INFORMATION; THAT ANY PATENT WILL ISSUE BASED UPON ANY PENDING PATENT APPLICATION; OR THAT THE USE, SALE, OFFER FOR SALE OR IMPORTATION OF THE LICENSED PRODUCT, PATENT RIGHTS, KNOW-HOW OR LICENSED MATERIALS WILL NOT INFRINGE OTHER INTELLECTUAL PROPERTY RIGHTS. NOTHING IN THIS AGREEMENT WILL BE CONSTRUED AS AN OBLIGATION FOR MAYO TO BRING, PROSECUTE OR DEFEND ACTIONS REGARDING THE PATENT RIGHTS, KNOW-HOW, LICENSED MATERIALS AND CONFIDENTIAL INFORMATION.
(c)COMPANY AGREES THAT MAYO AND ITS AFFILIATES WILL NOT BE LIABLE FOR ANY LOSS OR DAMAGE CAUSED BY OR ARISING OUT OF ANY RIGHTS GRANTED OR PERFORMANCE MADE UNDER THIS AGREEMENT, WHETHER TO OR BY COMPANY, SUBLICENSEE OR A THIRD PARTY. IN NO EVENT WILL MAYO’S LIABILITY OF ANY KIND INCLUDE ANY SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE LOSSES OR DAMAGES, EVEN IF MAYO HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, OR EXCEED THE TOTAL AMOUNT OF ROYALTIES THAT HAVE ACTUALLY BEEN PAID TO MAYO BY COMPANY AS OF THE DATE OF FILING AN ACTION AGAINST MAYO THAT RESULTS IN THE SETTLEMENT OR AWARD OF DAMAGES TO COMPANY.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.
9.04INDEMNIFICATION AND INSURANCE.
(a)COMPANY will defend, indemnify and hold harmless MAYO, MAYO’s Affiliates and their respective trustees, officers, agents, independent contractors and employees (“MAYO Indemnitees”) from any and all claims, actions, demands, judgments, losses, costs, expenses, damages and liabilities (including attorneys’ fees, court costs and other expenses of litigation), regardless of the legal theory asserted, arising out of or connected with: (i) the practice or exercise of any rights granted hereunder by or on behalf of COMPANY or any Sublicensee; (ii) research, development, design, manufacture, distribution, use, sale, importation, exportation or other disposition of Licensed Products; and (iii) any act or omission of COMPANY or any Sublicensee hereunder, including the negligence or willful misconduct thereof or breach of Section 11.05 (Anti-Corruption Compliance). MAYO and MAYO’s Affiliates shall have no obligation to indemnify COMPANY hereunder.
(b)The Parties agree that this indemnity should be construed and applied in favor of maximum indemnification of MAYO Indemnitees.
(c)COMPANY will continuously carry occurrence-based liability insurance, including products liability and contractual liability, in an amount and for a time period sufficient to cover the liability assumed by COMPANY hereunder during the Term and after, such amount being [***]. In addition, such policy will name MAYO and its Affiliates as additional-named insureds. The minimum limits of any insurance coverage required herein shall not limit COMPANY’s liability.
(d)COMPANY expressly waives any right of subrogation that it may have against MAYO Indemnitees resulting from any claim, demand, liability, judgment, settlement, costs, fees (including attorneys’ fees) and expenses for which COMPANY is obligated to indemnify, defend and hold MAYO Indemnitees harmless under this Agreement.
9.05PROHIBITION AGAINST INCONSISTENT STATEMENTS. COMPANY shall not make any statements, representations or warranties, or accept any liabilities or responsibilities whatsoever that are inconsistent with any disclaimer or limitation included in this section or any other provision of this Agreement. COMPANY shall not settle any matter that will incur liability for MAYO or require MAYO to make any admission of liability without MAYO’s prior written consent.
Article 10.00– Term and Termination
10.01TERM. This Agreement will expire at the end of the Term.
10.02TERMINATION FOR BREACH. If COMPANY commits a material breach of this Agreement, including without limitation, the failure to make any required royalty or fee payments hereunder, MAYO will notify COMPANY in writing of such breach and COMPANY will have [***] after such notice to cure such breach to MAYO’s reasonable satisfaction. If COMPANY fails to timely cure such breach, MAYO may terminate this Agreement in whole by sending COMPANY written notice of termination.
10.03TERMINATION FOR SUIT. MAYO may immediately terminate this Agreement if COMPANY or any Sublicensee directly or indirectly brings any action or proceeding against MAYO or its Affiliates, except for an uncured material breach of this Agreement by MAYO.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.
10.04INSOLVENCY OF COMPANY. This Agreement terminates immediately without an obligation of notice of termination to COMPANY in the event COMPANY ceases conducting business in the normal course, becomes insolvent or bankrupt, makes a general assignment for the benefit of creditors, admits in writing its inability to pay its debts as they are due, permits the appointment of a receiver for its business or assets or avails itself of or becomes subject to any proceeding under any statute of any governing authority relating to insolvency or the protection of rights of creditors.
10.05RETURN/DESTRUCTION OF LICENSED MATERIALS. In the event of a termination pursuant to this Article 10 (Term and Termination) and at MAYO’s sole discretion, COMPANY shall either return the Licensed Materials to MAYO or destroy it. If COMPANY is instructed by MAYO to destroy the Licensed Materials, COMPANY shall provide to MAYO destruction certification within [***] of destroying.
10.06SURVIVAL. The termination or expiration of this Agreement does not relieve either Party of its rights and obligations that have previously accrued. After the Term, all rights granted immediately revert to MAYO. All Confidential Information of a Party shall be returned or destruction certified, at the disclosing party’s election. Rights and obligations that by their nature prescribe continuing rights and obligations shall survive the termination or expiration of this Agreement including Sections 4.02 (Accounting), 9.03 (Indemnification and Insurance), 10.05 (Return/Destruction of Licensed Material), 10.06 (Survival) and Articles 7 (Use of Name), 8 (Confidentiality) and 11 (General Provisions). COMPANY, on behalf of itself and its Sublicensees, shall provide an accounting for and pay, within [***]of termination or expiration, all amounts due hereunder.
Article 11.00– General Provisions
11.01AMENDMENTS. This Agreement may not be amended or modified except by a writing signed by both Parties and identified as an amendment to this Agreement.
11.02CONSTRUCTION. Each Party acknowledges that it was provided an opportunity to seek advice of counsel and as such this Agreement shall not be construed for or against either Party.
11.03ENTIRE AGREEMENT. This Agreement constitutes the final, complete and exclusive agreement between the Parties with respect to its subject matter and supersedes all past and contemporaneous agreements, promises, and understandings, whether oral or written, between the Parties, including without limitation, the Material Transfer Agreement entered by COMPANY and MAYO effective October 18, 2016.
11.04EXPORT CONTROL. The Parties agree not to use or otherwise export or re-export anything exchanged or transferred between them pursuant to this agreement except as authorized by United States law and the laws of the jurisdiction in which it was obtained. In particular, but without limitation, items exchanged may not be exported or re-exported (a) into any U.S. embargoed countries or (b) to anyone on the U.S. Treasury Department’s list of Specially Designated Nationals or the U.S. Department of Commerce Denied Person’s List or Entity List. By entering into this Agreement, each Party represents and warrants that they are not located in any such country or on any such list. Each Party also agrees that they will not use any item exchanged for any purposes prohibited by United States law, including, without limitation, the development, design, manufacture or production of missiles, or nuclear, chemical or biological weapons. In the event either Party becomes aware of any suspected violations of this paragraph

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.
that Party will promptly inform the other Party of such suspected violations, and cooperate with one another in any subsequent investigation and defense, be they civil or criminal.
11.05ANTI-CORRUPTION COMPLIANCE. The Parties, their Affiliates, and any Sublicensee, shall conduct themselves in an ethical, lawful, businesslike and professional manner in performance of this Agreement and shall comply with all applicable laws, regulations and directives that may apply to them in the United States or elsewhere. Without limiting the foregoing and for avoidance of doubt, COMPANY, its Affiliates, and any Sublicensee, shall obey the U.S. Foreign Corrupt Practices Act (“FCPA”) (15 USC §§ 78dd-1, et seq.) and any similar applicable anti-bribery provisions, laws or regulations. Each party shall reasonably assist the other party(ies) to assure such compliance at all times during the term of this Agreement. COMPANY’s, its Affiliates, or any Sublicensee’s failure to adhere to the requirements of this section shall be grounds for Mayo to terminate this Agreement immediately for cause.
11.06GOVERNING LAW AND JURISDICTION. The terms and conditions of this Agreement, as well as all disputes arising under or relating to this Agreement, shall be governed by Minnesota law, specifically excluding its choice-of-law principles, except that the interpretation, validity and enforceability of the Patent Rights will be governed by the patent laws of the country in which the patent application is pending or issued. This is not an Agreement for the sale of goods and as such Article 2 of the Uniform Commercial Code as enacted in Minnesota does not apply. The exclusive fora for the foregoing are the State or District Court of Olmsted County, Minnesota, unless such action cannot by law be brought in such forum, in which case the venue required by law shall govern. COMPANY agrees unconditionally that it is personally subject to the jurisdiction of such courts.
11.07HEADINGS. The headings of articles and sections used in this document are for convenience of reference only.
11.08INDEPENDENT CONTRACTORS. It is mutually understood and agreed that the relationship between the Parties is that of independent contractors. Neither Party is the agent, employee, or servant of the other. Except as specifically set forth herein, neither Party shall have nor exercise any control or direction over the methods by which the other Party performs work or obligations under this Agreement. Further, nothing in this Agreement is intended to create any partnership, joint venture, lease or equity relationship, expressly or by implication, between the Parties.
11.09INDUCEMENT OF REFERRALS. It is not the purpose of this Agreement or the intent of the Parties to induce or encourage the referral of patients, and there is no requirement under this Agreement or under any other Agreement between the Parties that COMPANY or its staff refer patients to MAYO for products or services. No payment made under this Agreement is made in return for the referral of patients, or is made in return for the purchasing, leasing, or ordering of any products or services.
11.10LIMITATION OF RIGHTS CREATED. This Agreement is personal to the Parties and shall be binding on and inure to the sole benefit of the Parties and their permitted successors and assigns and shall not be construed as conferring any rights to any third party. Specifically, no interests are intended to be created for any customer, patient, research subjects, or other persons (or their relatives, heirs, dependents, or personal representatives) by or upon whom the Licensed Products may be used.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.
11.11NO ASSIGNMENT. Neither Party may assign its rights hereunder to any third party without the prior written consent of the other Party; provided, that a Party may assign this Agreement and/or its rights arising hereunder without the prior written consent of the other Party to (i) any affiliate or other entity that controls, is controlled by or is under common control with such Party; or (ii) in connection with a merger, acquisition, or other consolidation by COMPANY or sale of all or substantially all assets relating to the relevant rights provided the assignee agrees to be legally bound to all of COMPANY’S applicable obligations under this Agreement. Any purported assignment in violation of this clause is void. Such written consent, if given, shall not in any manner relieve the assignor from liability for the performance of this Agreement by its assignee.
11.12NOTICES. All notices and other business communications between the Parties related to this Agreement shall be in writing, sent by certified mail, addressed as follows:
To MAYO:    Mayo Foundation for Medical Education and Research
Mayo Clinic Ventures – BB4
200 First Street SW
Rochester, Minnesota 55905-0001
Attn:    Ventures Operations
Phone:    [***]
Facsimile:    [***]
Email:    [***]
Fed Tax ID:    [***]
To COMPANY:    Fed Tax ID: 46-5594527
Legal Contact:
Evelo Biosciences, Inc.
Legal Department
620 Memorial Drive, Suite 200
Cambridge, Massachusetts 02139
Facsimile: [***]
Email: [***]
Invoicing Contact:
Evelo Biosciences, Inc.
Accounts Payable
620 Memorial Drive, Suite 200
Cambridge, Massachusetts 02139
Facsimile: [***]
Email: [***]
Expense Reimbursement Contact:
Evelo Biosciences, Inc.
Finance Department
620 Memorial Drive, Suite 200
Cambridge, Massachusetts 02139
Facsimile: [***]
Email: [***]

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.
Notices sent by certified mail shall be deemed delivered on the third day following the date of mailing. Either Party may change its address or facsimile number by giving written notice in compliance with this section.
11.13REGISTRATION OF LICENSES. COMPANY will register and give required notice concerning this Agreement, at its expense, in each country in the Territory where an obligation under law exists to so register or give notice.
11.14SEVERABILITY. In the event any provision of this Agreement is held to be invalid or unenforceable, the remainder of this Agreement shall remain in full force and effect as if the invalid or unenforceable provision had never been a part of the Agreement.
11.15WAIVER. The failure of either Party to complain of any default by the other Party or to enforce any of such Party’s rights, no matter how long such failure may continue, will not constitute a waiver of the Party’s rights under this Agreement. The waiver by either Party of any breach of any provision of this Agreement shall not be construed as a waiver of any subsequent breach of the same or any other provision. No part of this Agreement may be waived except by the further written agreement of the Parties.
This Agreement may be executed in any number of counterparts which, when taken together, will constitute an original, and photocopy, facsimile, electronic or other copies shall have the same effect for all purposes as an ink-signed original. Each Party hereto consents to be bound by photocopy, facsimile, or electronic signatures of such Party’s representative hereto.

MAYO FOUNDATION FOR MEDICAL    EVELO BIOSCIENCES, INC.
EDUCATION AND RESEARCH

By    /s/ James A. Rogers, III    By    /s/ Balkrishan Simba Gill
Name:    James A. Rogers, III    Name:    Balkrishan Simba Gill
Title:    Assistant Secretary    Title:    Chief Executive Officer
Date:    8/7/17    Date:    8/7/17

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.
Schedule A - Licensed Patents

[***]Patent [***], titled [***]
[***] Patent [***], titled [***]
[***] Patent [***], titled [***]
[***] Patent Application No. [***], filed [***], titled [***]

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.
Schedule B- Development Plan
Subject to reasonable revision based on data generated in development of Licensed Products. Company will:
1.Secure board approval of Prevotella histicola as a candidate for clinical development within [***] of effective date
2.File for IND or CTA within [***] of Effective Date
3.Begin clinical study in patients (not a healthy volunteer study) within [***] of IND or CTA filing

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.
AMENDMENT NO. 1
TO
PATENT LICENSE AGREEMENT
BETWEEN
MAYO FOUNDATION FOR MEDICAL EDUCATION AND RESEARCH
AND
EVELO BIOSCIENCES, INC.
The Patent License Agreement (“Agreement”) with an effective date of August 6, 2017, between Mayo Foundation for Medical Education and Research, a Minnesota charitable corporation having its principal place of business at 200 1st Street SW, Rochester, Minnesota 55905-0001 (“MAYO”) and Evelo Biosciences, Inc. (“COMPANY”), a Delaware corporation having its principal place of business at 620 Memorial Drive, Suite 200 West, Cambridge, Massachusetts 02139 is hereby amended by this Amendment No. 1 (“Amendment No. 1”), effective as of 19 January, 2018 under the following terms:
1.Section 1.07 “Licensed Materials” of the Agreement is amended to read as follows:
1.07 “Licensed Materials”: means Prevotella histicola strain B-50329 and the Prevotella melaninogenica strain, and any progeny and derivatives thereof.
2.Within thirty (30) days of the date of last signature of this Amendment No. 1, COMPANY shall pay Mayo a nonrefundable, non-creditable payment of TWELVE THOUSAND FIVE HUNDRED DOLLARS (US $12,500) (the “Additional Payment”) in exchange for MAYO providing the Prevotella melaninogenica strain.
3.MAYO shall provide the Prevotella melaninogenica strain to COMPANY within fifteen (15) days of receipt of the Additional Payment.
The terms of this Amendment No. 1 supersede any conflicting or inconsistent terms in the Agreement. All other provisions of the original Agreement remain in full force and effect.
This Agreement may be executed in any number of counterparts which, when taken together, will constitute an original, and photocopy, facsimile, electronic or other copies shall have the same effect for all purposes as an ink-signed original. Each Party hereto consents to be bound by photocopy or facsimile signatures of such Party’s representative hereto.
MAYO FOUNDATION FOR MEDICAL    EVELO BIOSCIENCES, INC.
EDUCATION AND RESEARCH

By    /s/ Daniel D. Estes    By    /s/ Jennifer Glennon
Name:    Daniel D. Estes    Name:    Jennifer Glennon
Title:    Assistant Treasurer    Title:    VP Finance and Operations
Date: 01/23/18    Date:    01/19/18

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.
AMENDMENT NO. 2
TO
PATENT LICENSE AGREEMENT
BETWEEN
MAYO FOUNDATION FOR MEDICAL EDUCATION AND RESEARCH
AND
EVELO BIOSCIENCES, INC.
The Patent License Agreement (“Agreement”) with an effective date of August 6, 2017, between Mayo Foundation for Medical Education and Research, a Minnesota charitable corporation having its principal place of business at 200 1st Street SW, Rochester, Minnesota 55905-0001 (“MAYO”) and Evelo Biosciences, Inc. (“COMPANY”), a Delaware corporation having its principal place of business at 620 Memorial Drive, Cambridge, Massachusetts 02139 is hereby amended by this Amendment No. 2 (“Amendment No. 2”), effective as of November 15, 2021 (“Amendment No.2 Effective Date”) under the following terms:
1.As outlined in Exhibit A of this Amendment No. 2, Schedule A of the Agreement is amended to include the following Added Patent Rights:
“PCT Patent Application No. PCT/US2020/038084, filed on June 17, 2020, titled “Prevotella preparations and treating chronic obstructive pulmonary disease (COPD) and other lung conditions”.
2.Within thirty (30) days of Amendment No. 2 Effective Date, COMPANY shall pay MAYO a nonrefundable, non-creditable payment of TWENTY FIVE THOUSAND DOLLARS (US $25,000) (the “Additional Payment”) as partial consideration for MAYO entering into this Amendment No. 2.
3.Section 1.10 (Patent Rights) of the Agreement shall be revised to include the following sentence as the last sentence of this Section: “ For clarity, the Patent Rights shall include the patent applications and patents subject to the Agreement as originally executed (the “Initial Patent Rights”, as outlined in Exhibit A) and the patent applications and patents included under this Agreement pursuant to this Amendment No.2 (the “Added Patent Rights”, as outlined in Exhibit A).”
4.Section 1.14 (Valid Claim) of the Agreement shall be amended to read as follows:
“Valid Claim”: means (i) with regard to the Initial Patent Rights, a claim of (a) a pending patent application that has not been pending for more than ten (10) years from its earliest priority date, or (b) an issued claim of any unexpired Initial Patent Rights or a claim of any pending Initial Patent Rights that have not been held unenforceable, unpatentable, or invalid by a decision of a court or governmental body of competent jurisdiction in a ruling that is unappealable or unappealed within the time allowed for appeal, and that has not been disclaimed or admitted to be invalid or unenforceable through reissue, re-examination, disclaimer or otherwise; and (ii) with regard to the Added Patent Rights, a Valid Claim shall mean an issued claim of an unexpired patent that has not been held unenforceable, unpatentable, or invalid by a decision of a court or governmental body of competent jurisdiction in a ruling that is unappealable or unappealed within the time allowed for appeal, and that has not been disclaimed or admitted to be invalid or unenforceable through reissue, re-examination, disclaimer or otherwise.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.
5.Section 3.03 (Milestone Fees) of the Agreement is hereby amended to include the following additional milestones:
Milestone #8. COMPANY shall pay MAYO a nonrefundable and noncreditable milestone payment of [***] upon the Commencement (first patient, first dose) of the first human clinical trial of the first Licensed Product in patients with Chronic Obstructive Pulmonary Disease (COPD). This milestone payment shall be payable only once.
Milestone #9. COMPANY shall pay MAYO a nonrefundable and noncreditable milestone payment of [***] upon BLA approval for a Licensed Product to treat patients with Chronic Obstructive Pulmonary Disease (COPD) if COPD is not the first or the second clinical indication for which COMPANY receives BLA approval for a Licensed Product. For the avoidance of doubt, if COPD is the clinical indication receiving BLA approval that results in COMPANY achieving Milestone #6 (BLA approval for a second indication, [***]), then this Milestone #8 shall not be due and only Milestone #6 shall be paid by COMPANY to MAYO. This Milestone #9 payment shall be payable only once.
6.Article 3.00 (Royalties) of the Agreement is revised to include the following new Section 3.11 (Royalty Calculation):
3.11    ROYALTY CALCULATION.
a.If not all Net Sales in a given country are covered by a Valid Claim then Net Sales of such Licensed Product shall be reasonably allocated by COMPANY, and indicated in detail in reports delivered to MAYO in accordance with Section 4.01 (Reports and Payment), to reflect (a) those Net Sales that are within the scope of a Valid Claim in the applicable country, and subject to the Valid Claim Royalty, and (b) those Net Sales of the Licensed Product sold that are not covered by any Valid Claim, but which are subject to the Licensed Material Royalty.
b.With respect to Net Sales of Licensed Products made in a country where there is no Valid Claim within the Initial Patent Rights, royalties on Net Sales shall only be due to the extent that (i) there is a Valid Claim within the Added Patent Rights covering the applicable Licensed Product in the applicable country, or (ii) the Licensed Material Royalty remains due with regard to the applicable Licensed Product in the applicable country. By way of example but without limitation, if (a) a Licensed Product is approved and sold in Japan (where no Valid Claim covering the Initial Patent Rights exists), and (b) such Licensed Product is covered by a Valid Claim within the Added Patent Rights in Japan, then Net Sales of such Licensed Product in Japan shall be allocated between (x) those that are covered by a Valid Claim within the Added Patent Rights and subject to the Valid Claims Royalty in section 3.04(a), and (y) those not covered by a Valid Claim and subject to the Licensed Material Royalty in section 3.04(b), or (z) those for which no royalty is due to MAYO because of the fulfillment of the royalty obligation for such Licensed Product (e.g., due to payment of the Licensed Material royalty for 15 years on the applicable Licensed Product in the applicable country and there is no existing Valid Claim within the Added Patent Rights covering the Licensed Product in the applicable country).
c.For any Net Sales subject to this Section 3.11 (Royalty Calculation), COMPANY shall report to MAYO in connection with royalty reports subject to Section 4.01

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.
(Reports and Payment) for the Licensed Product in the applicable country, (i) aggregate Net Sales of the Licensed Product, (ii) a description of Net Sales subject to the Valid Claim royalty, and the basis of its assessment (iii) a description of Net Sales subject to the Licensed Material royalty, and the basis of its assessment, and (iv) a calculation of royalties due for the respective Net Sales. The basis of such an assessment may include reports on physician prescriptions (e.g., ICD-10-CM codes (or future equivalent, in the US) of J43 (emphysema) or J4 (other chronic obstructive pulmonary disease), or ICD-11 codes (or future equivalent, outside the US) for CA21 (emphysema) or CA22 (chronic obstructive pulmonary disease), data from pharmacies, PBMs, insurance claims, and other relevant information. In the event of any disagreement over whether royalty calculations are accurate, the Parties shall confer and use good faith efforts to amicably resolve any disagreement before commencing any dispute resolution process.
d.For avoidance of any doubt, this Section 3.11 (Royalty Calculation) in no way should affect the Earned Royalties that were previously due to MAYO under Section 3.04 (Earned Royalties) of the Agreement prior to the Effective Date of this Amendment No. 2.
The terms of this Amendment No. 2 supersede any conflicting or inconsistent terms in the Agreement. All other provisions of the Agreement, as amended, remain in full force and effect.
This Amendment No.2 may be executed in any number of counterparts which, when taken together, will constitute an original, and photocopy, facsimile, electronic or other copies shall have the same effect for all purposes as an ink-signed original. Each Party hereto consents to be bound by photocopy or facsimile signatures of such Party’s representative hereto.
MAYO FOUNDATION FOR MEDICAL    EVELO BIOSCIENCES, INC.
EDUCATION AND RESEARCH
By    /s/ Julie A. Henry    By    /s/ Daniel S. Char
    Name: Julie A. Henry    Name: Daniel S. Char
    Title: Sr. Director Operations    Title: General Counsel & Secretary
Date:    11/15/21    Date:    11/15/21

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.
Exhibit A
Schedule A – Licensed Patents
Initial Patent Rights (referenced internally at MAYO as “Mayo file #2008-127”)

US Patent 8,617,536, titled “Prevotella histicola preparations and the treatment of autoimmune conditions”
US Patent 9,005,603, titled “Prevotella histicola preparations and the treatment of autoimmune conditions”
US Patent 9,555,066, titled “Prevotella histicola preparations and the treatment of autoimmune conditions”
US Patent 9,801,914, titled “Prevotella histicola preparations and the treatment of autoimmune conditions”
US Patent 10,555,975, titled “Prevotella histicola preparations and the treatment of autoimmune conditions”

Added Patent Rights (referenced internally at MAYO as “Mayo file #2019-067”)
PCT Patent Application No. PCT/US2020/038084, filed on June 17, 2020, titled “Prevotella preparations and treating chronic obstructive pulmonary disease (COPD) and other lung conditions”

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.